Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April [•], 2024 on the consolidated statement of financial position of Yield10 Bioscience, Inc., as of December 31, 2023, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2023, included herein on the annual report of Yield10 Bioscience, Inc. on Form 10-K.

/s/ Berkowitz Pollack Brant, Advisors +CPAs

New York, NY
April 1, 2024